                                                                     EXHIBIT 5.1


                                 June 18, 1996




                                                                   C 18514-00003


Coast Hotels and Casinos, Inc.
Coast Resorts, Inc.
Coast West, Inc.
4000 West Flamingo Road
Las Vegas, Nevada  89103

          Re:  Exchange of Series A 13% First Mortgage Notes due 2002
               ------------------------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel for Coast Hotels and Casinos, Inc., a Nevada corporation (the "Company"), Coast Resorts, Inc., a Nevada corporation ("Coast Resorts"), and Coast West, Inc., a Nevada corporation ("Coast West" and, together with the Company and Coast Resorts, the "Registrants"), in connection with the Company's proposed offer to exchange (the "Exchange Offer") $175,000,000 aggregate principal amount of Series B 13% First Mortgage Notes due 2002 (the "Series B Notes") of the Company for a like amount of the Company's privately placed Series A 13% First Mortgage Notes due 2002 (the "Series A Notes"). The Series B Notes will be unconditionally guaranteed on a senior secured basis under the Note Guarantees dated as of January 30, 1996 (the "Note Guarantees") of Coast Resorts and Coast West (collectively, the "Guarantors"). In addition, the Series B Notes will be secured by, among other things, a first priority security interest in substantially all of the assets of the Company, a pledge of funds deposited and held as Collateral in the Construction Disbursement Account and a pledge of the Pledged Securities. The Series B Notes will be issued under the Indenture dated as of January 30, 1996 (the "Indenture"), by and among the Company, the Guarantors and American Bank National Association, as trustee (in such capacity, the "Trustee"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture.
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Coast Hotels and Casinos, Inc.
Coast Resorts, Inc.
Coast West, Inc.
June 18, 1996
Page 2


          As such counsel, we have examined, among other things, (i) the Registration Statement on Form S-4 (File No. 333-4356) filed by the Registrants with the Securities and Exchange Commission ("Commission") to register under the Securities Act of 1933, as amended, the issuance of the Series B Notes and the Note Guarantees; (ii) the Indenture; (iii) the form of the Series B Notes to be issued in the Exchange Offer; and (iv) the Note Guarantees. The Series B Notes and the Note Guarantees are sometimes referred to herein collectively as the "Operative Documents." We have also made such other inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for the purposes of this opinion.

          In rendering this opinion, we have assumed:

          (a) Each of the Company and the Guarantors is duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture, the Series B Notes and the Note Guarantees, as the case may be;

          (b) The issuance, execution and delivery by the Company of the Series B Notes, and the performance of its obligations thereunder, have been duly and validly authorized by all necessary corporate action;

          (c) The Note Guarantees have been duly and validly authorized, executed and delivered by each of the Guarantors; and

          (d) The genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

          Based upon the foregoing and in reliance thereon, and subject to the exceptions, qualifications and limitations contained herein, we are of the opinion that:

          1. The Series B Notes, when duly executed by the Company, authenticated by the Trustee in accordance with the terms of the Indenture and delivered by the Trustee in exchange for the Series A Notes in the manner described in the Registration Statement, will be duly issued and delivered and will constitute the legal, valid and binding obligations of the Company.

          2. The Note Guarantee of each Guarantor constitutes the legal, valid and binding obligation of such Guarantor.
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Coast Hotels and Casinos, Inc.
Coast Resorts, Inc.
Coast West, Inc.
June 18, 1996
Page 3


          The foregoing opinions are subject to the following exceptions, qualifications and limitations:

          A. Our opinions are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers or distributions by corporations to stockholders) and
(ii) general principles of equity, including, without limitation, the concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

          B. We express no opinion with respect to the legality, validity, binding nature or enforceability of any provision to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

          C. We express no opinion as to the legality, validity, binding nature or enforceability (i) of any provision relating to indemnification or contribution to the extent such indemnification or contribution relates to any claims under the Federal securities laws or state securities or Blue Sky laws, or any other provisions in the Operative Documents indemnifying or exculpating a party, to the extent such provisions may be held unenforceable as contrary to public policy, (ii) of any provision insofar as it provides for the payment or reimbursement of costs and expenses or for claims, losses or liabilities in excess of a reasonable amount determined by any court or other tribunal or (iii) regarding any party's ability to collect attorneys' fees and costs in an action if the party is not the prevailing party in such action.

          D. We express no opinion with respect to the legality, validity, binding nature or enforceability of (i) any waiver of unknown future rights or any waiver of rights existing, or duties owed, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity, (ii) any waivers or consents (whether or not characterized as such) relating to the rights of the Company or any Guarantor or duties owing to it existing as a matter of law, (iii) any waivers of any statute of limitations or right to jury trial, (iv) provisions that may be construed as imposing penalties or forfeitures, late payment charges or an increase in interest rate, upon delinquency in payment or the occurrence of a default, (v) covenants (other than covenants relating to the payment of principal, interest, indemnities and expenses) to the extent they are construed to be independent requirements as distinguished from conditions to the declaration or occurrence of a default or an event of default, (vi) any power of attorney, (vii) any rights of setoff (other than such as are provided by Section 151 of the Debtor and Creditor Law of the State of New York, as interpreted by applicable judicial decisions), or
(viii) any choice of law or choice of forum provision.
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Coast Hotels and Casinos, Inc.
Coast Resorts, Inc.
Coast West, Inc.
June 18, 1996
Page 4


          E. We express no opinion as to any provision requiring written amendments or waivers insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

          F. We express no opinion regarding the effect on the enforceability of the Note Guarantees against any Guarantor of any facts or circumstances occurring after the Series B Notes are issued and sold that would constitute a defense to the obligation of a surety, unless such defense has been waived effectively by such Guarantor.

          G. We express no opinion as to the applicability or effect of the Trustee's compliance with any state or federal laws applicable to the transactions contemplated by the Indenture because of the nature of its business.

          We are admitted to practice in the State of New York. This opinion is limited to the present laws of the United States of America and the State of New York and the present judicial interpretations thereof, and we express no opinion as to the laws of any other jurisdiction. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.

          This opinion is rendered solely for your benefit and the benefit of those persons participating in the Exchange Offer. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement. Except as stated above, without our prior consent, this opinion may not be furnished or quoted to, or relied upon by, and other person or entity for any purpose.

                              Very truly yours,



                              GIBSON, DUNN & CRUTCHER LLP